UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 13, 2016

HENNESSY CAPITAL ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Delaware	001-37509	47-3913221
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 900 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 300-8242

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

Merger Agreement Amendment

On July 13, 2016, Hennessy Capital Acquisition Corp. II, a Delaware corporation (“Hennessy Capital” or the “Company”), HCAC II, Inc., a wholly owned subsidiary of the Company, USI Senior Holdings, Inc. (“USI Parent”) and North American Direct Investment Holdings, LLC, solely in its capacity as the Stockholder Representative, entered into an amendment to the agreement and plan of merger, dated as of April 1, 2016 (as it may be amended, the “Merger Agreement”), by and among the Company, HCAC II, Inc., USI Parent and North American Direct Investment Holdings, LLC (the “Merger Agreement Amendment”), pursuant to which the parties agreed to (among other changes) (i) increase the $22 million cap on Hennessy Capital’s transaction expenses to $24 million (subject to certain exceptions), (ii) add flexibility to increase the maximum amount of the anticipated acquisition debt financing from $100.0 million to $105.0 million, and (iii) give USI Parent stockholders a customary “demand” registration right for an underwritten secondary offering to sell the shares of Hennessy Capital common stock the existing USI Parent stockholders will receive in the Business Combination (as defined below). In addition, if the amount remaining in Hennessy Capital’s trust account following redemptions is less than $50 million, Hennessy Capital Partners II LLC, the Company’s sponsor (the “Sponsor”), will deposit a specified number of its shares of Company common stock into an escrow account to be payable to existing stockholders of USI Parent in the event the last sale price of the Company’s common stock does not exceed $10.00 for any 20 trading days within any 30-trading day period during the 180-day period following the consummation of the Business Combination.

This summary is qualified by reference to the text of the Merger Agreement Amendment filed with this Current Report on Form 8-K as Exhibit 2.1 and which is incorporated by reference herein.

Sponsor Warrant Exchange Letter Agreement

On July 13, 2016, the Company entered into a Sponsor Warrant Exchange Letter Agreement with the Sponsor (the “Sponsor Warrant Exchange Agreement”), which provides for the exchange on an 8.5 for one basis of the 15,080,756 outstanding warrants issued to the Sponsor in a private placement that occurred simultaneously with the consummation of Hennessy Capital’s initial public offering (the “placement warrants”) for 1,774,206 newly issued shares of Hennessy Capital common stock (the “Warrant Exchange Shares”), to be issued by the Company in a private placement immediately prior to the consummation of the Business Combination (the “Sponsor Warrant Exchange”).

The Sponsor has agreed that it will not, directly or indirectly, sell, transfer, pledge, encumber, assign or otherwise dispose of any Warrant Exchange Shares or any founder shares (subject, in each case, to customary permitted transfer exceptions) until the earlier of (A) one year after the completion of the Business Combination, or earlier if, subsequent to the Business Combination, the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (B) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

This summary is qualified by reference to the text of the Sponsor Warrant Exchange Agreement filed with this Current Report on Form 8-K as Exhibit 10.1 and which is incorporated by reference herein.

Item 8.01 Other Events.

On July 13, 2016, the Company issued a press release announcing that it had filed with the Securities and Exchange Commission (the “SEC”) a supplement to its definitive proxy statement, dated June 10, 2016 (the “Proxy Supplement”) relating to its proposed merger (the “Business Combination”) with USI Parent, which, through its subsidiaries, conducts its business under the “USI” name.  The Proxy Supplement contains additional information relating to, among other things, (i) the Company’s previously announced agreement in principle with funds affiliated with Trilantic Capital Management L.P. (together with its sponsored funds, “Trilantic North America”) to purchase up to $200 million of shares of common stock from the Company, (ii) the Sponsor Warrant Exchange and (iii) the removal of the requirement that public stockholders must affirmatively vote for or against the Business Combination in order to redeem their shares for cash. The Proxy Supplement also includes certain new and revised proposals to be considered and voted upon by Hennessy Capital common stockholders at the special meeting of stockholders (the “Special Meeting”) to approve the Business Combination, as described therein.

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In the press release, the Company also announced that it has rescheduled the Special Meeting from July 21, 2016 to July 25, 2016 to align the Special Meeting date with the anticipated closing date of the Business Combination (assuming that all other conditions to the Business Combination have been satisfied or, if applicable, waived as of such date). The Special Meeting will be held at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York and begin at 9:00 a.m. Eastern time. The Company also has extended the deadline for the Company’s public stockholders to exercise their redemption rights in connection with the Business Combination to 5:00 p.m., Eastern time on July 21, 2016 (two business days before the Special Meeting). In addition, the Company announced it has eliminated the requirement that stockholders must affirmatively vote for or against the Business Combination in order to redeem their shares for cash. This means that public stockholders who hold shares of Hennessy Capital common stock on or before July 21, 2016 will be eligible to elect to have their shares redeemed for cash in connection with the Business Combination, whether or not they were holders of Hennessy Capital common stock as of the previously announced record date of June 6, 2016, and whether or not such shares are voted at the Special Meeting. Only holders of the Company’s common stock at the close of business on June 6, 2016 are entitled to vote at the Special Meeting.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Additional Information About the Business Combination and Disclaimer

The Business Combination will be submitted to stockholders of the Company for their consideration. The Company filed with the SEC a definitive proxy statement on June 10, 2016 in connection with the Business Combination and other matters and filed the Proxy Supplement on July 13, 2016 in connection with the Business Combination, the investment by Trilantic North America and other matters. The Company mailed its definitive proxy statement and other relevant documents on June 13, 2016 and will commence mailing the Proxy Supplement and other relevant documents on July 13, 2016 to its stockholders as of the June 6, 2016 record date established for the Special Meeting. The Company’s stockholders and other interested persons are advised to read the definitive proxy statement, the Proxy Supplement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Special Meeting because these documents contain important information about the Company, USI, the Business Combination, the investment by Trilantic North America and other matters. Stockholders may also obtain a copy of the definitive proxy statement and the Proxy Supplement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Hennessy Capital Acquisition Corp. II, Attn: Nicholas A. Petruska, Executive Vice President, Chief Financial Officer and Secretary, 700 Louisiana Street, Suite 900, Houston, Texas, 77002 or by telephone at (713) 300-8242. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from the Company’s stockholders in respect of the Business Combination. Information regarding the Company’s directors and executive officers and a description of their direct and indirect interests in the Company, by security holdings or otherwise, is contained in the Company’s definitive proxy statement filed by the Company with the SEC on June 10, 2016, as supplemented by the Proxy Supplement filed by the Company with the SEC on July 13, 2016, each of which can be obtained free of charge from the sources indicated above.

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Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements with respect to the benefits of the Business Combination, the future financial performance of the Company following the Business Combination, changes in the market for USI’s services, and expansion plans and opportunities, including future acquisition or additional business combinations are based on current information and expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against USI or the Company in connection with the Business Combination and related transactions; (3) the inability to complete the Business Combination and related transactions due to the failure to obtain approval of the stockholders of the Company, to consummate the anticipated debt financing or the investment by Trilantic North America or to satisfy other conditions to the closing of the Business Combination and related transactions; (4) the ability of the Company and Trilantic North America to agree upon the terms of definitive documentation reflecting their agreement in principle;  (5) the ability to obtain or maintain the listing of the Company’s securities on the NASDAQ Capital Market following the Business Combination; (6) the risk that the Business Combination disrupts the parties’ current plans and operations as a result of the consummation of the transactions described herein; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably; (8) costs related to the Business Combination and the related transactions; (9) changes in applicable laws or regulations; (10) the possibility that USI or the Company may be adversely affected by other economic, business, and/or competitive factors; and (11) other risks and uncertainties indicated in the definitive proxy statement filed by the Company on June 10, 2016, as supplemented by the Proxy Supplement filed by the Company on July 13, 2016, in connection with the Business Combination, including those under “Risk Factors” and “Update to Risk Factors,” respectively, therein, and other factors identified in the Company’s prior and future filings with the SEC, available at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

Number	Description

2.1	Amendment to Agreement and Plan of Merger, dated as of July 13, 2016, by and among Hennessy Capital Acquisition Corp. II, HCAC II, Inc., USI Senior Holdings, Inc. and North American Direct Investment Holdings, LLC, solely in its capacity as the Stockholder Representative

10.1	Sponsor Warrant Exchange Letter Agreement, dated as of July 13, 2016, between Hennessy Capital Acquisition Corp. II and Hennessy Capital Partners II LLC

99.1	Press Release dated July 13, 2016

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2016	HENNESSY CAPITAL ACQUISITION CORP. II

	By:	/s/ Daniel J. Hennessy
	Name:	Daniel J. Hennessy
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Number	Description

2.1	Amendment to Agreement and Plan of Merger, dated as of July 13, 2016, by and among Hennessy Capital Acquisition Corp. II, HCAC II, Inc., USI Senior Holdings, Inc. and North American Direct Investment Holdings, LLC, solely in its capacity as the Stockholder Representative

10.1	Sponsor Warrant Exchange Letter Agreement, dated as of July 13, 2016, between Hennessy Capital Acquisition Corp. II and Hennessy Capital Partners II LLC

99.1	Press Release dated July 13, 2016

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